                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC  20549

                                   FORM 8-K/A

                          AMENDMENT TO CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                        SECURITIES EXCHANGE ACT OF 1934



                             CRA MANAGED CARE, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)


          Massachusetts                   02-25856                   04-2658593
- - --------------------------------------------------------------------------------
    (State or other jurisdiction of    (Commission File      (I.R.S. Employer
     incorporation or organization)         Number)          Identification No.)

          312 Union Wharf
        Boston, Massachusetts                02109                (617) 367-2163
- - --------------------------------------------------------------------------------
    (Address of principal executive       (Zip Code)      (Registrants telephone
    offices)                                        number, including area code)


                                AMENDMENT NO. 1

   The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K dated April 17, 1996 as set forth in the pages attached hereto:

                                     Item 7

   Item 7 of CRA Managed Care, Inc.'s Current Report on Form 8-K filed on April 17, 1996 is hereby amended so as to read in its entirety as follows:

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
- - ------   ---------------------------------

(a)  Financial Statements of Business Acquired.
     ------------------------------------------
        Report of Independent Public Accountants
        Financial Statements of Focus Healthcare Management, Inc.
               Balance Sheets
               Statements of Operations
               Statements of Shareholder's Equity (Deficit)
               Statements of Cash Flows
               Notes to Financial Statements

(b)  Consolidated Pro Forma Financial Statements of CRA Managed Care, Inc. and
     -------------------------------------------------------------------------
Focus Healthcare Management, Inc. (unaudited).
- - ---------------------------------------------

        Consolidated Pro Forma Balance Sheet
        Consolidated Pro Forma Statement of Operations
        Notes to Consolidated Pro Forma Financial Statements


(c)  Exhibits.
     --------

     The following documents are filed as Exhibits to this Form 8-K:

     *2.1 Stock Purchase Agreement, dated as of March 19,1996, by and between CRA Managed Care, Inc. and United Health Services, Inc.

      23.1   Consent of Arthur Andersen LLP
      _____________________________________

     * Previously filed with the Current Report on Form 8-K dated April 17,
       1996.

                             CRA MANAGED CARE, INC.
                               FORM 8-K ITEM 7(a)
                   FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

                       FOCUS HEALTHCARE MANAGEMENT, INC.

                              Financial Statements
                        as of December 31, 1994 and 1995
                         Together with Auditor's Report

                    Report of Independent Public Accountants



To the Board of Directors of
Focus Healthcare Management, Inc.:

We have audited the accompanying balance sheets of Focus Healthcare Management, Inc. (Focus) as of December 31, 1994 and 1995, and the related statements of operations, shareholder's equity (deficit) and cash flows for each of the two years in the period ended December 31, 1995. We have also audited the statements of operations, shareholder's equity (deficit) and cash flows of Focus Healthcare Management, Inc. (the Predecessor) for the year ended December 31, 1993. These financial statements are the responsibility of the Focus' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Focus as of December 31, 1994 and 1995, and the results of the operations of Focus and the Predecessor and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.



                                                             Arthur Andersen LLP
Boston, Massachusetts
March 27, 1996

                       FOCUS HEALTHCARE MANAGEMENT, INC.

                                Balance Sheets

                                                          Assets
                                                                                                              March 31,
                                                                                 December 31,                   1996
                                                                             1994            1995           (Unaudited)
Current Assets:
  Cash and cash equivalents                                                $    58,000      $    62,000      $    16,000
  Accounts receivable, net of allowance for doubtful accounts of $493,000, $388,000 and $388,000 in December 31 1994
    and 1995, and March 31, 1996, respectively                               2,465,000        1,464,000        1,745,000

  Prepaid expenses and other current assets                                    134,000           66,000           34,000
                                                                           -----------      -----------      -----------
        Total current assets                                                 2,657,000        1,592,000        1,795,000

Property and Equipment, net                                                  2,139,000        1,067,000          929,000

Other Assets                                                                     6,000            5,000            5,000

Goodwill, net                                                               29,275,000       28,526,000       28,339,000
                                                                           -----------      -----------      -----------

       Total assets                                                        $34,077,000      $31,190,000      $31,068,000
                                                                           ===========      ===========      ===========
                                               Liabilities and Shareholder's Equity

Current Liabilities:
  Current portion of capital lease obligations                             $    84,000      $    70,000      $    69,000
  Accounts payable                                                             375,000          240,000          310,000
  Accrued expenses                                                           1,206,000          137,000          176,000
  Accrued taxes                                                                 30,000           18,000            2,000
  Other current liabilities                                                    267,000          139,000          154,000
  Intercompany payable, net                                                  3,165,000        1,488,000        1,479,000
                                                                           -----------      -----------      -----------

       Total current liabilities                                             5,127,000        2,092,000        2,190,000
                                                                           -----------      -----------      -----------

Capital Lease Obligations                                                      126,000           55,000           39,000

Deferred Taxes                                                                       -          324,000          324,000

Commitments and Contingencies (Notes 3 and 5)

Shareholder's Equity:
  Parent Company investment                                                 30,965,000       30,965,000       30,965,000
  Accumulated deficit                                                       (2,141,000)      (2,246,000)      (2,450,000)
                                                                           -----------      -----------      -----------

       Total shareholder's equity                                           28,824,000       28,719,000       28,515,000
                                                                           -----------      -----------      -----------

       Total liabilities and shareholder's equity                          $34,077,000      $31,190,000      $31,068,000
                                                                           ===========      ===========      ===========

   The accompanying notes are an integral part of these financial statements.

                       FOCUS HEALTHCARE MANAGEMENT, INC.

                            Statements of Operations



                                                                                        For the Three
                                                                                            Months
                                          (Predecessor)             (Focus)                  Ended
                                                For the Years Ended December 31,           March 31,
                                              1993             1994          1995            1996
                                                                                          (Unaudited)
Revenues:
  Case management                          $ 7,625,000    $ 4,740,000     $         -     $          -
  Network access fees                       10,207,000      9,367,000       9,295,000        2,227,000
  Fee schedule audit                         1,537,000        856,000         613,000          100,000
                                           -----------    -----------     -----------     ------------

       Total revenues                       19,369,000     14,963,000       9,908,000        2,327,000
                                           -----------    -----------     -----------     ------------
Costs and Expenses:
  Cost of services                          18,796,000     14,811,000       7,347,000        1,926,000
  General and administrative                 2,271,000      3,124,000       2,269,000          605,000
                                           -----------    -----------     -----------     ------------

       Total costs and expenses             21,067,000     17,935,000       9,616,000        2,531,000
                                           -----------    -----------     -----------     ------------

       (Loss) income from operations        (1,698,000)    (2,972,000)        292,000         (204,000)

Interest Expense (Income), net                  95,000       (112,000)          2,000                -
                                           -----------    -----------     -----------     ------------

       (Loss) income before provision
        income taxes                        (1,793,000)    (2,860,000)        290,000         (204,000)


Provision for Income Taxes                     100,000         19,000         395,000                -
                                           -----------    -----------     -----------     ------------

       Net loss                            $(1,893,000)   $(2,879,000)     $ (105,000)    $   (204,000)
                                           ===========    ===========     ===========     ============

   The accompanying notes are an integral part of these financial statements.

                       FOCUS HEALTHCARE MANAGEMENT, INC.

                            Statements of Cash Flows

                                           (Predecessor)                  (Focus)                        For the Three
                                                     For the Years Ended December 31,                    Months Ended
                                                1993               1994             1995                 March 31, 1996
                                                                                                          (Unaudited)
Cash Flows from Operating Activities:
 Net loss                                  $(1,893,000)          $(2,879,000)  $  (105,000)                   $(204,000)
   Adjustment to reconcile net loss to
   net cash provided by operating
   activities-
     Depreciation and amortization           1,038,000             2,211,000     1,778,000                      397,000
     Loss on sale of property and
      equipment                                 (5,000)                    -             -                            -
     Transfers of property and
      equipment (to) from United, net                -              (211,000)      203,000                            -

     Deferred taxes                                  -                     -       324,000                            -
     Changes in assets and
      liabilities-
     Decrease (increase) in accounts
      receivable                               457,000              (250,000)    1,001,000                     (281,000)
     (Increase) decrease in prepaid
       expenses and other current assets      (176,000)              152,000        68,000                       34,000

     Decrease in other assets                  486,000                 5,000         1,000                            -
     Increase (decrease) in accounts
      payable                                1,387,000            (1,563,000)     (134,000)                      70,000
     Decrease in accrued expenses             (603,000)             (617,000)   (1,082,000)                      21,000
     Increase (decrease) in other
      current liabilities                      168,000                99,000      (128,000)                      15,000

     Increase (decrease) in
      intercompany payable                          -              3,165,000    (1,677,000)                      (9,000)
                                           -----------           -----------   -----------                    ---------

           Net cash provided by operating
           activities                          859,000               112,000       249,000                       43,000
                                           -----------           -----------   -----------                    ---------

Cash Flows from Investing Activities:
  Purchase of property and equipment        (2,174,000)             (487,000)     (161,000)                     (72,000)
                                           -----------           -----------   -----------                    ---------

           Net cash used in investing
           activities                       (2,174,000)             (487,000)     (161,000)                     (72,000)
                                           -----------           -----------   -----------                    ---------

Cash Flows from Financing Activities:
   Exercise of stock options                     8,000                34,000             -                            -
   Acquisition of Focus by United                    -             3,294,000             -                            -
   Proceeds (payment) of long-term
    debt, net                                1 ,315,000           (2,867,000)            -                            -
   Payment of capital lease obligations        (248,000)             (29,000)       (84,000)                     (17,000)
                                           ------------          -----------    -----------                    ---------

           Net cash provided by (used in)
           financing activities              1,075,000               432,000       (84,000)                      (17,000)
                                           -----------           -----------   -----------                     ---------

(Decrease) Increase in Cash and Cash
 Equivalents                                  (240,000)               57,000         4,000                       (46,000)


Cash and Cash Equivalents, beginning of
period                                         241,000                 1,000        58,000                        62,000
                                           -----------           -----------   -----------                     ---------

Cash and Cash Equivalents, end of period   $     1,000           $    58,000   $    62,000                     $  16,000
                                           ===========           ===========   ===========                     =========

Supplemental Disclosures of Cash Flow
Information:
  Cash paid during the period for
  interest                                $   195,000           $    47,000   $    16,000                     $        -
                                          ===========           ===========   ===========                     ==========
  Cash paid during the period for taxes   $   205,000           $   747,000   $    74,000                     $   16,000
                                          ===========           ===========   ===========                     ==========

Schedule of Noncash Investing and
Financing Activities:
  Accretion of redeemable preferred
  stock                                   $ 1,264,000           $         -   $         -                     $        -
                                          ===========           ============  ===========                     ==========
  Capital lease assets acquired
  and obligations incurred                $    13,000           $         -   $         -                     $        -
                                          ===========           ============  ===========                     ==========

   The accompanying notes are an integral part of these financial statements.

                      FOCUS HEALTHCARE MANAGEMENT, INC.

                  Statements of Shareholder's Equity (Deficit)



                                Redeemable                                Additional
                                Preferred           Common Stock           Paid-in         Accumulated      Treasury
                                 Stock           Shares       Amount       Capital          Deficit          Stock         Total

Balance, December 31, 1992     $ 10,722,000    3,667,000     $ 2,000     $   617,000      $(10,285,000)   $ (432,000)   $   624,000

 Exercise of stock options                -       68,000           -           8,000                 -             -          8,000

 Accretion of preferred stock
 to redemption value              1,264,000            -           -               -        (1,264,000)            -         34,000


 Net loss                                 -            -           -               -        (1,893,000)            -     (1,893,000)
                               ------------    ---------     -------     -----------      ------------    ----------    -----------

Balance, December 31, 1993       11,986,000    3,735,000       2,000         625,000       (13,442,000)     (432,000)    (1,261,000)


 Exercise of stock options                -      198,000           -          34,000                 -             -         34,000

 Elimination of Predecessor
 stockholder's equity           (11,986,000)  (3,933,000)     (2,000)       (659,000)       14,180,000       432,000      1,965,000

 Acquisition by United and
 pushdown of purchase price               -            -           -      30,965,000                 -             -     30,965,000


 Net loss                                 -            -           -               -        (2,879,000)            -     (2,879,000)
                             --------------   ----------   ---------     -----------      ------------    ----------    -----------

Balance, December 31, 1994                -            -           -      30,965,000        (2,141,000)            -     28,824,000

 Net loss                                 -            -           -               -          (105,000)            -       (105,000)
                             --------------   ----------   ---------     -----------      ------------   -----------    -----------

Balance, December 31, 1995                             -           -      30,965,000        (2,246,000)            -     28,719,000

 Net loss for the three
 months ended March 31,
 1996 (unaudited)                         -            -           -               -          (204,000)            -       (204,000)
                             --------------   ----------   ---------      -----------     ------------   -----------    -----------


Balance, March 31, 1996      $            -            -   $       -      $30,965,000      $(2,450,000)   $       -     $28,515,000
                             ==============   ==========   =========      ===========      ============   ============  ===========

   The accompanying notes are an integral part of these financial statements.

                       FOCUS HEALTHCARE MANAGEMENT, INC.

                         Notes to Financial Statements
                               December 31, 1995



(1)  Summary of Significant Accounting Policies

     Focus Healthcare Management, Inc. ("Focus") was incorporated in the State of Tennessee in February 1986 to develop and operate managed care programs related to workers' compensation and to provide administrative services for self-insuring employers, insurance carriers and others.

     On December 20, 1993, Focus was acquired pursuant to an Agreement and Plan of Acquisition (the Agreement) with UHC Management, Inc., an affiliate of United Healthcare Corporation (collectively, "United"). Under the terms of the Agreement, United purchased all of the stock of Focus for $28,000,000 in cash and the assumption of $2,578,000 in debt. For accounting purposes, the transaction was assumed to be effective on January 1, 1994. In connection therewith, United implemented a restructuring that consolidated Focus' operations and resulted in the exit from the case management services business. The charge for restructuring has been reflected as an increase in goodwill associated with the transaction.

     (a)  Cash and Cash Equivalents

          Cash and cash equivalents are composed of highly liquid investments with original maturities of three months or less.

     (b)  Revenues

          Focus recognizes revenue primarily as services are rendered based on the number of charges reviewed or the percentage of savings achieved for Focus' customers. Accounts receivable at December 31, 1994 and 1995 include $1,321,000 and $563,000, respectively, of unbilled accounts receivable relating to services rendered prior to the period but not invoiced until after year-end.

     (c)  Property and Equipment

          Property and equipment are carried at cost. Depreciation is computed by the straight-line method over the estimated useful lives of the assets. Amortization of capital leases is included in depreciation and amortization expense. The estimated useful lives of the depreciable assets are as follows:

                Asset Classification           Estimated Useful Life

            Software                                  3 Years
            Office equipment                        3-5 Years
            Furniture and fixtures                  5-7 Years
            Equipment under capital leases    The shorter of the life of lease
                                              or asset life

                       FOCUS HEALTHCARE MANAGEMENT, INC.

                         Notes to Financial Statements
                               December 31, 1995
                                  (Continued)


(1)  Summary of Significant Accounting Policies (Continued)

     (d)  Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of income and expenses during the reporting periods. Actual results could differ from these estimates.

     (e)  Concentration of Credit Risk

          Statement of Financial Accounting Standards (SFAS) No. 105, Disclosure of Information about Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentration of Credit Risk, requires disclosure of any significant off-balance-sheet and credit risk concentrations. Financial instruments that subject Focus to credit risk consist primarily of trade accounts receivable.

     (f)  Goodwill

          Goodwill is being amortized using the straight-line method over a period of 40 years. Accumulated amortization was $687,000 and $749,100 at December 31, 1994 and 1995, respectively. Focus periodically evaluates whether changes have occurred which would require revision of the remaining estimated useful life of the assigned goodwill or render the goodwill not recoverable based on the gross cash flow method.

(2)  Property and Equipment

     Property and equipment consist of the following at December 31, 1994 and 1995:


                                                 1994         1995

           Software                            $  456,000   $  481,000
           Office equipment                     2,436,000    2,076,000
           Furniture and fixtures               1,198,000      866,000
           Equipment under capital leases         573,000      367,000
                                               ----------   ----------
                                                4,663,000    3,790,000

           Less--Accumulated depreciation
           and amortization                     2,524,000    2,723,000
                                               ----------   ----------
                                               $2,139,000   $1,067,000
                                               ==========   ==========

                       FOCUS HEALTHCARE MANAGEMENT, INC.

                         Notes to Financial Statements
                               December 31, 1995
                                  (Continued)


(3)  Leases

     Focus leases office space under various operating leases. The corporate office lease has an option to renew for an additional five years at prevailing rates and is subject to increase based on increases in building maintenance and operating expenses. Total rent expense for the years ended 1993, 1994 and 1995 was $573,000, $639,000 and $514,000, respectively.

     Focus leases certain equipment under capital leases that extend to various dates through 1997. Future minimum payments, by year and in the aggregate, under the capital leases and noncancellable operating leases with terms of one year or more consist of the following at December 31, 1995:

                                           Capital                Operating
                                           Leases                  Leases
          Year Ending December 31,
           1996                          $  85,000                 $240,000
           1997                             62,000                  132,000
                                         ---------                 --------

            Total minimum lease payments   147,000                 $372,000
                                                                   ========

          Less--Amounts representing
           interest and taxes               22,000
                                          --------


                                          $125,000
                                          ========

(4)  Income Taxes

     Focus accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes, which requires the asset and liability method of accounting for income taxes. Prior to its acquisition by United, Focus elected to be taxed as an S corporation under Section 1362 of the Internal Revenue Code. The tax provision in 1993 resulted from certain states that do not recognize S corporation status.

     Beginning in 1994, Focus' results were included in the consolidated tax return of United. No federal tax benefit was recognized in 1994 due to the loss for the year. In accordance with the tax allocation agreement with United, Focus' net operating loss was utilized by United in the IRS Tax filing.

                       FOCUS HEALTHCARE MANAGEMENT, INC.

                         Notes to Financial Statements
                               December 31, 1995
                                  (Continued)
(4)  Income Taxes (Continued)

     The tax provision for 1995 consisted of the following:

                         Current-
                           Federal                       $      -
                           State                           18,000
                                                         --------
                                                           18,000
                                                         --------

                         Deferred-
                           Federal                        339,000
                           State                           38,000
                                                         --------
                                                          377,000
                                                         --------

                                                         $395,000
                                                         ========

     The deferred tax liabilities consist of the difference between book and tax depreciation methods and certain differences in the book and tax deduction of certain accrued and prepaid items.

      The difference between the federal statutory rate and the Focus' effective tax rate for 1995 consists of nondeductible amortization of goodwill and state income taxes, net of federal benefits.

(5)  Litigation

     Focus, Genesys, and the other shareholder of Genesys are defendants in a class action seeking damages resulting from alleged breach of contract and other claims. Focus is pursuing discovery of the allegations; until such discovery is completed, it is not possible to evaluate the outcome or estimate the amount or range of potential loss. Accordingly, no provision for any loss that may result upon resolution of this matter has been made in the accompanying financial statements. In connection with the acquisition, Focus has been indemnified by United and, as a result, does not expect any outcome to materially affect its financial position.

     Focus is also involved in various other legal matters arising in the ordinary course of business. Focus is not involved in any legal proceeding that it believes will result, individually or in the aggregate, in a material adverse effect on financial position or results of operations.

                       FOCUS HEALTHCARE MANAGEMENT, INC.

                         Notes to Financial Statements
                               December 31, 1995
                                  (Continued)


(6)  Corporate Services

     Focus and United have a corporate services agreement under which United's corporate staff provides certain administrative services, including certain legal advice and services, risk management, certain employee benefit administration, tax advice and preparation of tax returns, centralized cash management, and certain financial and other services, for which Focus pays United annually. For these services, Focus was charged $887,000 and $1,725,000 in fiscal 1994 and 1995, respectively. For items such as employee benefit plans, insurance coverage and other identifiable costs, United charges Focus based on costs directly attributable to Focus.

(7)  Subsequent Event

     On March 19, 1996, CRA Managed Care, Inc. signed a definitive agreement to acquire Focus from United for $21,000,000 in cash. The transaction was completed on April 2, 1996.

                             CRA MANAGED CARE, INC.
                               FORM 8-K ITEM 7(b)
                        PRO FORMA FINANCIAL INFORMATION

                             CRA Managed Care, Inc.
                      CONSOLIDATED PRO FORMA BALANCE SHEET
                       (Amounts in thousands - unaudited)

     The following sets forth the Consolidated Pro Forma Balance Sheet of CRA Managed Care, Inc. (the "Company") as of March 31, 1996 giving effect to the acquisition of Focus Healthcare Management, Inc. ("Focus"). The Company's Consolidated Pro Forma Balance Sheet presents the acquisition of Focus as if it had been consummated on March 31, 1996. The Pro Forma Financial Statements of the Company do not purport to present the financial position or results of operations of the Company had the transaction assumed therein occurred on the dates indicated, nor are they necessarily indicative of the results of operations which may be expected to occur in the future.

     The acquisition of Focus has been accounted for by the Company as a purchase whereby the basis for accounting for Focus' assets and liabilities is based upon their fair values at the date of acquisition. Pro forma adjustments represent the Company's preliminary determination of these adjustments and are based upon available information and certain assumptions the Company considers reasonable under the circumstances. Final amounts could differ from those set forth below.


                                              March 31, 1996
                               -------------------------------------------------
                                                      Pro Forma        Pro Forma
ASSETS                             CRA      Focus       Adjustments    Combined
                               -------------------------------------------------
Current assets:
  Cash and cash equivalents      $ 2,893     $    16          -          $ 2,909
  Accounts receivable, net        28,964       1,745          -           30,709
  Prepaid expenses                   664          34          -              698
                               --------------------------------     ------------
       Total current assets       32,521       1,795          -           34,316
Property and equipment, net        5,990         929          -            6,919
Other assets                         400           5          -              405
Excess of cost over fair value
 of net assets acquired                -      28,339     (8,439)(1)       19,900
                               --------------------------------     ------------
                                 $38,911     $31,068    ($8,439)         $61,540
                               ================================     ============

LIABILITIES AND STOCKHOLDERS'
 EQUITY
Current liabilities:
  Revolving credit facilities    $ 9,100     $     -   $ 21,000(2)       $30,100
  Current portion of long-term
   debt                                -          69                          69
  Accounts payable and accrued
   expenses                       13,026         640        555(3)        14,221
  Intercompany payable                 -       1,479     (1,479)(4)            -
  Accrued income taxes             1,009           2                       1,011
                               --------------------------------     ------------
     Total current liabilities    23,135       2,190     20,076           45,401


  Long-term debt                       -          39          -               39
  Long-term deferred tax
   liabilities                     2,056         324          -            2,380
  Stockholders' equity            13,720      28,515    (28,515)(5)       13,720
                               --------------------------------     ------------
                                 $38,911     $31,068    ($8,439)         $61,540
                               ================================     ============


     See accompanying Notes to Consolidated Pro Forma Financial Statements

                             CRA Managed Care, Inc.
                 CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
         (Amounts in thousands, except earnings per share - unaudited)

     The following sets forth the Company's Consolidated Pro Forma Statement of Operations for the fiscal year ended December 31, 1995 and the three months ended March 31, 1996 giving effect to the acquisition of Focus. The Company's Consolidated Pro Forma Statement of Operations presents the acquisition of Focus as if it had been consummated at January 1, 1995. The Consolidated Pro Forma Financial Statements of the Company do not purport to present the financial position or results of operations of the Company had the transaction assumed therein occurred on the dates indicated, nor are they necessarily indicative of the results of operations which may be expected to occur in the future.

     The acquisition of Focus has been accounted for by the Company as a purchase whereby the basis for accounting for Focus' assets and liabilities is based upon their fair values at the date of acquisition. Pro forma adjustments represent the Company's preliminary determination of theses adjustments and are based upon available information and certain assumptions the Company considers reasonable under the circumstances. Final amounts could differ from those set forth below.

                                  Year ended December 31, 1995
                                ------------------------------------------------
                                                       Pro Forma      Pro Forma
                                    CRA      Focus     Adjustments     Combined
                                ------------------------------------------------
Revenues                          $146,055  $9,908       ($407)(6)    $155,556
Cost of services                   122,615   7,347        (493)(7)     129,469
                                ------------------------------      ------------
   Gross profit                     23,440   2,561          86            26,087
General and administrative
 expenses                           11,021   2,269        (646)(8)        12,644
                                ------------------------------      ------------
   Operating income                 12,419     292         732            13,443
Interest expense, net                2,484       2       1,796(9)          4,282
Provision for income taxes           3,974     395        (439)(10)        3,930
                                ------------------------------      ------------
Net income (loss)                 $  5,961   ($105)      ($625)         $  5,231
                                ==============================      ============
Earnings per share                   $0.91                                 $0.80
                                ==========                          ============
Weighted average shares
 outstanding                         6,540                                 6,540
                                ==========                          ============

                                         Three months ended March 31, 1996
                                ------------------------------------------------
                                                     Pro Forma         Pro Forma
                                    CRA     Focus    Adjustments       Combined
                                ------------------------------------------------
Revenues                          $ 40,225  $2,327       ($269)(6)      $ 42,283
Cost of services                    33,422   1,926        (290)(7)        35,058
                                ------------------------------      ------------
   Gross profit                      6,803     401          21             7,225
General and administrative
 expenses                            3,109     605        (110)(8)         3,604
                                ------------------------------      ------------
   Operating income                  3,694    (204)        131             3,621
Interest expense, net                  194       -         374(9)            568
Provision for income taxes           1,453       -        (117)(10)        1,336
                                ------------------------------      ------------
Net income (loss)                 $  2,047   ($204)      ($126)         $  1,717
                                ==============================      ============
Earnings per share                   $0.27                                 $0.23
                                ==========                          ============
Weighted average shares
 outstanding                         7,550                                 7,550
                                ==========                          ============

     See accompanying Notes to Consolidated Pro Forma Financial Statements.

                             CRA Managed Care, Inc.
              NOTES TO CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS
                       (Amounts in thousands - unaudited)


(1) Eliminate existing goodwill of Focus ($28,339) and record excess of cost over fair value of net assets acquired resulting from the preliminary purchase price allocation as follows:


   Pro forma purchase price including fees and expenses:    $21,555

   Purchase price allocated to:
          Current assets                                      1,795
          Property and equipment                                929
          Other long term assets                                  5
          Current liabilities                                  (711)
          Long-term deferred tax liabilities                   (324)
          Long-term capital leases                              (39)
                                                            -------
                  Net assets acquired                         1,655
                                                            -------
   Excess of cost over fair value of net assets acquired    $19,900
                                                            -------

The foregoing purchase price allocation is based upon preliminary information. The final purchase price allocation is contingent upon the final determination of the fair value of the net assets acquired on April 2, 1996, the date of acquisition. Based upon presently available information, the Company does not believe that the final purchase price allocation will materially differ from the preliminary allocation.


(2) Record borrowings of $21,000 under the Company's existing $40,000 Credit Facility to finance the acquisition.


(3)  Record fees and expenses associated with the purchase of Focus.


(4) To eliminate the intercompany payable between United HealthCare Corporation and Focus which was forgiven as part of the transaction.


(5)  To eliminate the historical stockholder's equity of Focus.


(6) To eliminate sales between CRA and Focus of $407 and $269 for the year ended December 31, 1995 and the three months ended March 31, 1996, respectively.

                             CRA Managed Care, Inc.
              NOTES TO CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS
                       (Amounts in thousands - unaudited)

(7)  The pro forma adjustment included:

                                            Year ended      Three months ended
                                        December 31, 1995     March 31, 1996
                                        ------------------  -------------------
Elimination of sales between CRA and
 Focus                                        $(407)               $(269)
Elimination of historical goodwill
 amortization                                  (749)                (187)
Record new goodwill amortization
 under a thirty year life                       663                  166
                                              -----                -----
                                              $(493)               $(290)
                                              -----                -----

(8) To eliminate general overhead expenses allocated to Focus by United HealthCare Corporation of $646 and $110 for the year ended December 31, 1995 and three months ended March 31, 1996, respectively.


(9) To record interest expense of $1,796 and $374 associated with the borrowing of $21,000 under the Company's Credit Facility for the year ended December 31, 1995 and three months ended March 31, 1996, respectively. Interest expense was calculated assuming an interest rate of 8.55% and 7.12% (weighted average interest rate on borrowings during the period) for the year ended December 31, 1995 and three months ended March 31, 1996, respectively.


(10) To record the tax benefit of $439 and $117 associated with the pro forma adjustments and to adjust Focus's results of operation to the Company's effective tax rate of 40% and 41.5% for the year ended December 31, 1995 and three months ended March 31, 1996, respectively.

                                   SIGNATURES


   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned thereunto duly authorized.



                                                  CRA MANAGED CARE, INC.


                                                  By: /s/   Donald J. Larson
                                                      -----------------------
                                                      Name:  Donald J. Larson
                                                      Title: President and Chief
                                                               Executive Officer


Dated: May 6, 1996

                             CRA MANAGED CARE, INC.
                               INDEX TO EXHIBITS


Exhibit No.                         Exhibit
- - -------------------------------------------------------

*2.1.                               Stock  Purchase Agreement, dated as of
                                    March 19,1996, by and between
                                    CRA Managed Care, Inc. and
                                    United Health Services, Inc.

**23.1                              Consent of Arthur Andersen LLP

__________________________________
 *Previously filed.
**Filed herewith.